UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2012

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 27, 2012, Dollar General Corporation (the “Company”) and certain of its subsidiaries, as guarantors (the “Subsidiary Guarantors”), entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of June 27, 2012, with Citigroup Global Markets Inc., Goldman, Sachs & Co., and KKR Capital Markets LLC (the “Representatives”, and together with the other underwriters named in Schedule I thereto, the “Underwriters”) with respect to the Company’s issuance and sale of $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2017 (the “New Notes”).  Settlement for the offering of the New Notes is expected to occur on July 12, 2012.  The net proceeds from the offering of the New Notes will be used, together with cash on hand, to redeem all outstanding aggregate principal amount of the Company’s 11.8725%/12.625% senior subordinated toggle notes due 2017 (the “Existing Notes”).

The sale of the New Notes was made pursuant to the Company’s and the Subsidiary Guarantors’ Registration Statement on Form S-3, as amended (Registration No. 333-165800) (the “Registration Statement”), including a prospectus supplement dated June 27, 2012 (the “Prospectus Supplement”) to the prospectus contained therein dated March 31, 2010 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and a free writing prospectus dated June 27, 2012, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 433 under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the New Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Each of Goldman, Sachs & Co. and an affiliate of Kohlberg Kravis Roberts & Co. L.P. acted as an Underwriter for the New Notes offering.  Kohlberg Kravis Roberts & Co. L.P. and Goldman, Sachs & Co., through their investment in Buck Holdings, L.P., are significant shareholders of the Company.  Certain of the underwriters and/or their affiliates are holders of the Existing Notes and will receive a portion of the net proceeds from the offering of the New Notes.

Certain of the Underwriters or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses.  The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

ITEM 8.01             OTHER EVENTS.

In connection with the offering by the Company of the New Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto), (ii) the opinions of counsel with respect to the validity of the New Notes sold in the offering (Exhibits 5.1 and 5.2 hereto) and (iii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated as of June 27, 2012, among the Company, the Subsidiary Guarantors, Citigroup Global Markets Inc., Goldman, Sachs & Co., KKR Capital Markets LLC and the other underwriters named therein.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

5.2	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.2).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-165800).